                           ARTICLES OF INCORPORATION
                                       OF
                           TOURING PRODUCTIONS, INC.
                              -------------------

         I, the undersigned, a natural person of the age of twenty-one years or more, acting as the incorporator of a corporation under the Texas Business Corporation act, do hereby adopt the following Articles of Incorporation for such corporation:

                                  ARTICLE ONE

         The name of the corporation is

                           TOURING PRODUCTIONS, INC.
                                  ARTICLE TWO

         The period of its duration is perpetual.

                                 ARTICLE THREE

         The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Act of Texas.

                                  ARTICLE FOUR

         The aggregate number of shares which the corporation shall have authority to issue is Twenty thousand (20,000) shares, and the par value of each of such shares is one dollar ($1.00).

                                  ARTICLE FIVE

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least one thousand dollars ($1,000.00), consisting of money, labor done or property actually received.

                                  ARTICLE SIX

         The post office address of its initial registered office is the Littlefield Building, Austin, Texas 78701, and the name of its initial registered agent at such address is the United States Corporation Company.

                                 ARTICLE SEVEN

         The number of directors constituting the initial Board of Directors is one (1) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

                  NAMES                              ADDRESSES
                  -----                              ---------
                Gale Richnow                      16951 Nevisway
                                                  Houston, Texas 77084

                                 ARTICLE EIGHT

     The name and address of the incorporator are:

                  NAME                              ADDRESS
                  ----                              -------
                Anthony J. Alexander           70 Pine Street
                                               New York, New York 10270

         IN WITNESS WHEREOF, I have hereunto set my hand on the day opposite my signature.




Dated: October 25th, 1985                     /s/ Anthony J. Alexander
                                              ------------------------
                                              Anthony J. Alexander

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


STATE OF NEW YORK              )
                               )     SS.:
COUNTY OF NEW YORK                   )

         I, Tammy Lavelle, a Notary Public, do hereby certify that on the 25th of October, 1985, personally appeared before me, Anthony J. Alexander, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

                                       /s/ Tammy Lavelle
                                       --------------------------------------
                                       Tammy Lavelle
                                       Notary Public, State of New York
                                       No. 31-4775711
                                       Qualified in New York County
                                       Commission Expire March 30, 1988


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